Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The Williams Companies, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, in his capacity as an officer of the Company, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Alan S. Armstrong
Alan S. Armstrong
President and Chief Executive Officer
May 8, 2013

/s/ Donald R. Chappel
Donald R. Chappel
Chief Financial Officer
May 8, 2013

A signed original of this written statement required by Section 906 has been provided to, and will be retained by, the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Report and shall not be considered filed as part of the Report.